UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  March 17, 2009
Date of Earliest Event Reported:  February 5, 2009

THE FASHION HOUSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	033-07075-LA	33-1079781
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

16633 Ventura Blvd., 6th Floor, Encino, California	91436
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:   (818) 907-0400

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)  On February 5, 2009, Grobstein, Horwath & Company, LLP (“GHC”) resigned as the registered public accounting firm of Fashion House Holdings, Inc. (the “Company”).  The resignation was the result of Crowe Horwath LLP’s (“Crowe”) acquisition of  GHC’s certain assets and changes in GHC’s organization due to the acquisition. The resignation was accepted by the Company on February 5, 2009.  The reports of GHC dated May 14, 2008 on our balance sheets as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and 2006, did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles, except a going concern qualification based upon the Company’s recurring losses and deficits in working capital.

 During the most recent fiscal years ended December 31, 2007 and 2006, and through February 5, 2009, there were no disagreements with GHC on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to its satisfaction would have caused them to make reference to the matter in its reports on the Company’s consolidated financial statements for such years.

(b)  Grobstein, Horwath & Company, LLP (“GHC”) was engaged by the Company on February 27, 2008 as its principal accountant.

During the fiscal years ended December 31, 2007 and 2006 and through the date hereof, neither the Company nor anyone on its behalf consulted with GHC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has GH provided to us a written report or oral advice regarding such principles or audit opinion or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv) and (v), respectively, of Regulation S-B.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

Exhibit	Description

16.1	Letter from Grobstein, Horwath & Company LLP dated February 5, 2009, indicating cessation of engagement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Fashion House Holdings, Inc.

Dated: March 17, 2009	By:	/s/ John Hanna
John Hanna
Chief Executive Officer